                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                               Amendment No. 1 to
                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------

                Date of Report (Date of earliest event reported):
                                  June 7, 1999

                                   ----------

                              CERIDIAN CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


           Delaware                1-1969                52-0278528
           --------                ------                ----------
(State or other jurisdiction     (Commission          (I.R.S. Employer
      of incorporation)          File Number)        Identification No.)


              8100 34th Avenue South, Minneapolis, Minnesota 55425
              ----------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (612) 853-8100
                                                           --------------

Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Financial statements of ABR Information Services, Inc. ("ABR"), a Florida corporation, (as of and for each of the fiscal years ended July 31, 1998, 1997 and 1996 (including the accountants' report thereon)) are contained in the Annual Report on Form 10-K of ABR for the fiscal year ended July 31, 1998 (File No. 0-24132). Unaudited financial statements of ABR (as of and for the three-month periods ended October 31, 1998, January 31, 1999 and April 30, 1999) are contained in the Quarterly Reports on Form 10-Q of ABR for the quarters ended October 31, 1998, January 31, 1999 and April 30, 1999 (File No. 0-24132). All of the above mentioned financial statements are incorporated herein by reference.

              b.  PRO FORMA FINANCIAL INFORMATION.

                  The following unaudited pro forma combined financial information, including the notes thereto, give effect to the
                  (1) acquisition of ABR, (2) addition of $210.0 million of indebtedness under our revolving credit facility, (3) issuance of $450 million of 7.25% Senior Notes Due June 1, 2004, and
                  (4) application of the net proceeds from the senior notes offering and the borrowings under the revolving credit facility, and are qualified in their entirety by reference to, and should be read in conjunction with, our historical consolidated financial statements and ABR's historical consolidated financial statements. We report on a calendar year basis, while ABR reports on the basis of a fiscal year ending July 31. The unaudited pro forma combined statements of operations data includes the calendar year 1998 for us and the twelve months ended October 31, 1998 for ABR. The unaudited pro forma combined statements of operations data includes the six months ended June 30, 1999 and 1998 for us and the six months ended April 30, 1999 and 1998 for ABR. For the statements of operations, the acquisition of ABR and additions to debt are treated as if they had taken place on January 1, 1998. In combining the financial information, we have made certain reclassifications to ABR's historical financial statements to conform to our presentation. The unaudited pro forma combined statements of operations data do not reflect any adjustments for cost savings that may be realized as a result of combining our operations with ABR's operations following the acquisition of ABR. No unaudited pro forma combined balance sheet is included since the results of the ABR acquisition are included in our consolidated balance sheet as of June 30, 1999, which consolidated balance sheet appears in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which consolidated balance sheet is incorporated herein by reference.

                  We have prepared the unaudited pro forma combined financial statements based upon currently available information and assumptions that we have deemed appropriate. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of us and ABR for future periods. In addition, the pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from final adjustments.

           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA

                                                                          YEAR ENDED DECEMBER 31, 1998 FOR CERIDIAN AND
                                                                          TWELVE MONTHS ENDED OCTOBER 31, 1998 FOR ABR
                                                            ----------------------------------------------------------------------
                                                                      HISTORICAL                          PRO FORMA
                                                            ------------------------------  --------------------------------------
                                                            CERIDIAN             ABR         ADJUSTMENTS    NOTES     COMBINED
                                                            -------------   --------------  --------------------------------------
                                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue..................................................      $1,162.1            $83.4           $    -                 $1,245.5
Costs and Expenses
   Cost of revenue.......................................         551.5             47.3                -                    598.8
   Selling, general and administrative...................         316.0             15.8             20.3       C1           352.1
   Research and development..............................          77.8                -                -                     77.8
   Other expense (income)................................          (6.8)            21.8                -       C2            15.0
                                                            -------------   --------------  ---------------        ----------------
      Total costs and expenses...........................         938.5             84.9             20.3                  1,043.7
                                                            -------------   --------------  ---------------        ----------------
Earnings (loss) before interest and taxes................         223.6             (1.5)           (20.3)                   201.8
   Interest income.......................................          10.4              5.3             (4.6)      C3            11.1
   Interest expense......................................          (4.3)               -            (42.9)      C4           (47.2)
                                                            -------------   --------------  ---------------        ----------------
Earnings before income taxes.............................         229.7              3.8            (67.8)                   165.7
Income tax provision.....................................          65.3              4.7            (16.6)      C5            53.4
                                                            -------------   --------------  ---------------        ----------------
Earnings (loss) from continuing operations...............      $  164.4            $(0.9)          $(51.2)                $  112.3
                                                            -------------   --------------  ---------------        ----------------
                                                            -------------   --------------  ---------------        ----------------

Basic shares used in calculations (in 000s)                     144,070                                                    144,070
Historical basic earnings from continuing operations per
   share as reported                                              $1.14
Pro forma basic earnings from continuing operations per
   share                                                                                                                     $ .78

Diluted shares used in calculations (in 000s)                   147,597                                                    147,597
Historical diluted earnings from continuing operations per
   share as reported                                              $1.11
Pro forma diluted earnings from continuing operations per
   share                                                                                                                     $ .76


            UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA

                                                                            SIX MONTHS ENDED JUNE 30, 1998 FOR CERIDIAN AND
                                                                             SIX MONTHS ENDED APRIL 30, 1998 FOR ABR
                                                                   --------------------------------------------------------------
                                                                            HISTORICAL                        PRO FORMA
                                                                    ----------------------------  -------------------------------
                                                                      CERIDIAN          ABR        ADJUSTMENTS    NOTES  COMBINED
                                                                      --------          ---        -----------    -----  --------
                                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue..........................................................        $566.4         $ 35.3           $    -           $601.7
Costs and Expenses
   Cost of revenue...............................................         263.9           20.1                -            284.0
   Selling, general and administrative...........................         159.8            6.6             10.5       C1   176.9
   Research and development......................................          37.7              -                -             37.7
   Other expense (income)........................................           1.8            9.0                -       C2    10.8
                                                                    -------------   ------------  ---------------        ---------
      Total costs and expenses...................................         463.2           35.7             10.5            509.4
                                                                    -------------   ------------  ---------------        ---------
Earnings (loss) before interest and taxes........................         103.2           (0.4)           (10.5)            92.3
   Interest income...............................................           5.2            2.6             (2.3)      C3     5.5
   Interest expense..............................................          (2.2)             -            (21.5)      C4   (23.7)
                                                                    -------------   ------------  ---------------        ---------
Earnings before income taxes.....................................         106.2            2.2            (34.3)            74.1
Income tax provision.............................................          39.1            4.5             (8.3)      C5    35.3
                                                                    -------------   ------------  ---------------        ---------
Earnings (loss) from continuing operations.......................        $ 67.1         $ (2.3)          $(26.0)          $ 38.8
                                                                    -------------   ------------  ---------------        ---------
                                                                    -------------   ------------  ---------------        ---------

Basic shares used in calculations (in 000s)                             144,521                                          144,521
Historical basic earnings from continuing operations per share as
   reported                                                               $ .46
Pro forma basic earnings from continuing operations per share
                                                                                                                           $ .27

Diluted shares used in calculations (in 000s)                           147,930                                          147,930
Historical diluted earnings from continuing operations per share
   as reported                                                            $ .45
Pro forma diluted earnings from continuing operations per share
                                                                                                                           $ .26

            UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA

                                                                             SIX MONTHS ENDED JUNE 30, 1999 FOR CERIDIAN AND
                                                                                 SIX MONTHS ENDED APRIL 30, 1999 FOR ABR
                                                                   ---------------------------------------------------------------
                                                                            HISTORICAL                         PRO FORMA
                                                                    ----------------------------  --------------------------------
                                                                      CERIDIAN          ABR         ADJUSTMENTS   NOTES   COMBINED
                                                                      --------          ---         -----------   -----   --------
                                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue...........................................................        $643.6        $ 58.1            $    -            $701.7
Costs and Expenses
   Cost of revenue................................................         296.1          31.2                 -             327.3
   Selling, general and administrative............................         186.1          11.3               9.2       C1    206.6
   Research and development.......................................          37.1             -                 -              37.1
   Other expense (income).........................................           1.7             -                 -               1.7
                                                                   ---------------  ------------  ----------------        --------
      Total costs and expenses....................................         521.0          42.5               9.2             572.7
                                                                   ---------------  ------------  ----------------        ---------
Earnings (loss) before interest and taxes.........................         122.6          15.6              (9.2)            129.0
   Interest income................................................           3.8           1.8              (2.3)      C3      3.3
   Interest expense...............................................          (4.1)            -             (21.5)      C4    (25.6)
                                                                   ---------------  ------------  ----------------        ---------
Earnings before income taxes......................................         122.3          17.4             (33.0)            106.7
Income tax provision..............................................          44.8           6.3              (8.3)      C5     42.8
                                                                   ---------------  ------------  ----------------        ---------
Earnings (loss) from continuing operations........................        $ 77.5        $ 11.1            $(24.7)           $ 63.9
                                                                   ---------------  ------------  ----------------        ---------
                                                                   ---------------  ------------  ----------------        ---------

Basic shares used in calculations (in 000s)                              144,338                                           144,338
Historical basic earnings from continuing  operations per share as
   reported                                                                $ .54
Pro forma basic earnings from continuing operations per share
                                                                                                                             $ .44

Diluted shares used in calculations (in 000s)                            148,981                                           148,981
Historical  diluted earnings from continuing  operations per share
   as reported                                                             $ .52
Pro forma diluted earnings from continuing operations per share
                                                                                                                             $ .43

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE A. THE ABR ACQUISITION

         On May 3, 1999, we and ABR Information Services, Inc. ("ABR") jointly announced a definitive merger agreement providing for our acquisition of ABR at a price of $25.50 per share. The agreement provided for a tender offer for all outstanding ABR shares, followed by a merger of a wholly owned subsidiary of ours into ABR, and the exchange of Ceridian stock options for certain unexercised ABR stock options.

As of June 4, 1999, the expiration date of the tender offer, 28,271,063 shares, or 98.3% of the outstanding shares of ABR, had been validly tendered and $720.9 million was paid for the tendered shares. On July 22, 1999, the effective date of the merger, we deposited $12.7 million with a paying agent for distribution to the holders of the 497,788 ABR shares that remained outstanding and had automatically converted into the right to receive $25.50 per share in cash pursuant to the terms of the merger agreement. Also in July, we made payments totaling $10.6 million to holders who exercised ABR stock options subsequent to the date of the tender offer, representing the aggregate excess of the $25.50 per share tender price over the option exercise price, bringing the total cash paid for ABR shares to $744.2 million. Direct acquisition costs amounted to $6.8, bringing the cash purchase cost to $751.0 million. We issued stock options with a fair value of $11.7 million in exchange for the remaining ABR stock options, bringing the equity purchase price to a total of $762.7 million. The valuation of net tangible assets of ABR received amounted to $110.7 million and the total goodwill and other intangibles of $652.0 million is expected to be amortized on average over a 30 year period. The equity purchase price will be allocated to the assets of ABR based on their respective estimated fair values. The allocation of purchase price to specific assets has not been completed.


NOTE B. OTHER ACQUISITIONS

         During the first quarter of 1999, we acquired a majority interest in Stored Value Systems, Inc. for cash payments totaling $20.3 million, as further described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. This acquisition is deemed not material to our financial position or results of operations and no adjustment to periods prior to its acquisition date have been made.

NOTE C. NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA

         No adjustments to the historical financial statements have been made to reflect the conforming of the accounting policies of the combined companies. The nature and extent of such adjustments, if any, will be based upon further study and are not expected to be significant. In combining the financial information, we have made certain reclassifications to ABR's historical financial statements to conform to our presentation. Such reclassifications may be refined in the future as the result of further study, but such refinements are not expected to materially affect the comparison of the pro forma data with historical or future presentations of financial position or results of operations.

         The numbered adjustments appearing below are included in the pro forma combined statements of operations data and give effect to events that are directly attributable to the ABR acquisition, are factually supportable and are expected to have continuing impact.

1) Reflects amortization of the total of the excess of the equity purchase price of the ABR acquisition over the fair value of the net assets acquired (goodwill) and other intangibles of $652.0 million, reduced by ABR's historical goodwill amortization for the periods presented, over an average life of 30 years, which average life we believe is appropriate. Upon completion of an appraisal of ABR assets, the value of each intangible asset will be finally determined and such estimated average life could change. Proposed accounting rule changes or the SEC also could require a decrease in this amortization period.

2) Included in ABR historical amounts are reclassifications of ABR income and expense items to "other expense (income)" of $11.0 million for the write-off of purchased in-process research and development related to the acquisition of Business Computer Services, Inc. in April 1998, $13.8 million related to a software write-off in October 1998 and lease income of $3.0 million for the twelve months ended October 31, 1998 and $2.0 million for the six months ended April 30, 1998.

3) Reflects forgone interest income at an annual average interest rate of 5% on $91.0 million of combined cash balances to be used for financing the acquisition of ABR.

4) Reflects interest expense related to the debt of $660.0 million incurred to finance the acquisition of ABR at an blended annual interest rate of 6.5%. The blended annual interest rate on these borrowings is subject to variability. An increase or decrease of 0.125% in this rate would incrementally decrease or increase pro forma combined annual earnings from continuing operations by approximately $0.5 million.

5) Reflects the income tax effect of decreased interest income and increased interest expense at the effective tax rate of 35%. We expect our effective income tax rate to be higher in the future because a significant portion of the purchase price (goodwill) will be nondeductible for tax purposes.




              c.  EXHIBITS.

                  23.1     Consent of Grant Thornton LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CERIDIAN CORPORATION


                                      /s/ Loren D. Gross
                                      ---------------------------------------
                                      Loren D. Gross
                                      Vice President and Corporate Controller

Dated: August 20, 1999

                                INDEX TO EXHIBITS


Exhibit No.          Item                                           Method of Filing
-----------          ----                                           ----------------
23.1                 Consent of Grant Thornton LLP                  Filed electronically herewith.
